Exhibit 4.41

Supplemental Agreement to the Share Pledge Agreement

This Supplemental Agreement to the Share Pledge Agreement (this “Agreement”) has been executed by and among the following Parties on December 19, 2016, in Beijing:

Party A: ChinaCache Network Technology (Beijing) Co., Ltd. (hereinafter “Pledgee”)

Address: Unit at 2/F of New Integration Building, No.8 A Liang Qiu Garden, Ta Yuan, Haidian District, Beijing

Party B: Xiaohong Kou (hereinafter “Pledgor”)

ID Number :  XXXX

Address: No.301, Unit 2, Building 3, Block 9, Liuli Bridge Beili, Fengtai District Beijing

Party C: Beijing Blue 1. T. Technologies co., Ltd.

Address: No. 8 A, Lang Qiu Garden, Ta Yuan, Haidian District, Beijing

In this Agreement, each of Pledgor, Pledgee and Party C shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

Whereas:

The Parties have entered into a Share Pledge Agreement on September 23, 2005 (the “Share Pledge Agreement”), pursuant to which the Pledgor has pledged all of the equity interest lawfully then held and hereafter acquired by in Party C to the Pledgee.

The Pledgor, Party C and ChinaCache International Holdings Ltd have entered into an Exclusive Option Agreement on December 19, 2016 which supersedes the pervious Exclusive Option Agreements.

The Parties have agreed to execute this Agreement to amend the Share Pledge Agreement.

1.              The entire Section 6.1.1 has deleted in its entirety and replaced with the following not transfer the Equity Interest, place or permit the existence of any security interest or other encumbrance that may affect the Pledgee’s rights and interests in the Equity Interest, without the prior written consent of Pledgee, except for the performance of the Exclusive Option Agreement executed by Pledgor, ChinaCache International Holdings Ltd. and Party C on December 19, 2016;

2.              MISCELLANEOUS

2.1.         This Agreement shall take effect and become binding against the parties on the date hereof.

2.2.         Except as explicitly amended by this Agreement, the Share Pledge Agreement shall remain in full force and effect.

2.3.         Section 12 (Confidentiality), Section 10 (Notices) and Section 13 (Governing Law and Resolution of Dispute) of the Share Pledge Agreement shall apply mutatis mutandis to this Agreement.

WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year herein above first written.

Party A: ChinaCache Network Technology (Beijing) Co., Ltd.

By:	/s/Song Wang
Name: Song Wang
Title: Legal Representative

Party B: Xiaohong  Kou

By:	/s/Xiaohong Kou

Party C: Beijing Blue I.T. Technologies Co., Ltd.

By:	/s/Huiling Ying
Name: Huiling Ying
Title: Legal Representative

Supplemental Agreement to the Share Pledge Agreement

This Supplemental Agreement to the Share Pledge Agreement (this “Agreement”) has been executed by and among the following Parties on December 19, 2016, in Beijing:

Party A: ChinaCache Network Technology (Beijing) Co., Ltd. (hereinafter “Pledgee”)

Address: Unit at 2/F of New Integration Building, No.8 A Liang Qiu Garden, Ta Yuan, Haidian District, Beijing

Party B: Song Wang (hereinafter “Pledgor”)

ID Number :  XXXX

Address: No.4, Unit 8, No.2 Xilangxia Hutong, Xicheng District, Beijing

Party C: Beijing Blue 1. T. Technologies co., Ltd.

Address: No. 8 A, Lang Qiu Garden, Ta Yuan, Haidian District, Beijing

In this Agreement, each of Pledgor, Pledgee and Party C shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

Whereas:

The Parties have entered into a Share Pledge Agreement on September 23, 2005 (the “Share Pledge Agreement”), pursuant to which the Pledgor has pledged all of the equity interest lawfully then held and hereafter acquired by in Party C to the Pledgee.

The Pledgor, Party C and ChinaCache International Holdings Ltd have entered into an Exclusive Option Agreement on December 19, 2016 which supersedes the pervious Exclusive Option Agreements.

The Parties have agreed to execute this Agreement to amend the Share Pledge Agreement.

1.              The entire Section 6.1.1 has deleted in its entirety and replaced with the following not transfer the Equity Interest, place or permit the existence of any security interest or other encumbrance that may affect the Pledgee’s rights and interests in the Equity Interest, without the prior written consent of Pledgee, except for the performance of the Exclusive Option Agreement executed by Pledgor, ChinaCache International Holdings Ltd. and Party C on December 19, 2016;

2.              MISCELLANEOUS

2.1.         This Agreement shall take effect and become binding against the parties on the date hereof.

2.2.         Except as explicitly amended by this Agreement, the Share Pledge Agreement shall remain in full force and effect.

2.3.         Section 12 (Confidentiality), Section 10 (Notices) and Section 13 (Governing Law and Resolution of Dispute) of the Share Pledge Agreement shall apply mutatis mutandis to this Agreement.

WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year herein above first written.

Party A: ChinaCache Network Technology (Beijing) Co., Ltd.

By:	/s/Song Wang
Name: Song Wang
Title: Legal Representative

Party B: Song Wang

By:	/s/Song Wang

Party C: Beijing Blue I.T. Technologies Co., Ltd.

By:	/s/Huiling Ying
Name: Huiling Ying
Title: Legal Representative